AMCAP Fund
August 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	972,402
Class B	1,274
Class C	61,362
Class F-1	85,053
Class F-2	176,198
Total	1,296,289
Class 529-A	52,360
Class 529-B	239
Class 529-C	13,325
Class 529-E	2,598
Class 529-F-1	3,139
Class R-1	4,281
Class R-2	22,471
Class R-2E	381
Class R-3	44,927
Class R-4	43,197
Class R-5	46,714
Class R-5E*	-
Class R-6	300,724
Total	534,356
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$27.14
Class B	$24.60
Class C	$24.27
Class F-1	$26.90
Class F-2	$27.31
Class 529-A	$26.87
Class 529-B	$24.38
Class 529-C	$24.41
Class 529-E	$26.22
Class 529-F-1	$27.07
Class R-1	$24.88
Class R-2	$24.87
Class R-2E	$26.98
Class R-3	$26.35
Class R-4	$26.91
Class R-5	$27.48
Class R-5E	$27.16
Class R-6	$27.43

* Amount less than one thousand